Exhibit 99.1

20 S. Wacker Drive, Chicago, IL 60606-7499    www.cme.com

Media Contacts
Bill Parke, 312.930.3467
wparke@cme.com

Investor Contact
John Peschier, 312.930.8491
CME-E

FOR IMMEDIATE RELEASE

Chicago Mercantile Exchange Holdings Inc. Reports Record Revenues and a 44 Percent Increase in Net Income for Second-Quarter 2005; Diluted Earnings Per Share Rose 42 Percent to $2.36

Declares Quarterly Dividend of 46 Cents Per Share

CHICAGO, July 26, 2005 – Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ: CME) today reported record revenues and profits, with a 44 percent increase in net income for second-quarter 2005 compared with second-quarter 2004. These results were driven by significantly increased trading volume in each of CME’s major product lines. Net revenues climbed 28 percent to a record $239 million, income before income taxes was up 41 percent to $136 million, and net income rose 44 percent to $82 million. Diluted earnings per share rose 42 percent to $2.36 from $1.66. Yesterday, the company declared a third-quarter dividend of 46 cents per share, payable on September 26, 2005 to shareholders of record on September 9, 2005.

Average daily volume was 4.4 million contracts for second-quarter 2005, a 33 percent increase from second-quarter 2004. Trading on the CME® Globex® electronic trading platform grew 82 percent to 3.1 million contracts per day in second-quarter 2005 from 1.7 million per day in second-quarter 2004. Electronic volume represented 71 percent of total CME volume in the quarter, compared with 66 percent in first-quarter 2005 and 52 percent in second-quarter 2004.

“CME’s broad-based volume growth led to record top-line and bottom-line results in the second quarter,” said CME Chairman Terry Duffy. “Total volume grew to a record 4.4 million contracts per day on average from 3.3 million in last year’s second quarter. CME foreign exchange products nearly doubled in volume from a year earlier, while interest rate and equity products grew substantially. Due to the inherent leverage of our financial model and scalability of our infrastructure, we generated record quarterly net income and significant free cash flow.”

“Our outstanding performance illustrates that our strategy, which includes broadening our electronic product offerings and expanding global access to our exchange, is working,” said CME Chief Executive Officer Craig Donohue. “Electronic volume on CME Globex was up more than 80 percent in the second quarter to 3.1 million contracts per day, compared with second-quarter 2004, driven primarily by CME Eurodollar futures and foreign exchange. Volume traded through our European and Asian programs was up more than 55 percent from first-quarter 2005 as we saw increased activity from proprietary trading firms. We anticipate further electronic growth as we continue to improve the functionality of our CME Globex platform and the flexibility of our product offerings. These enhancements enable our customers to use more sophisticated trading strategies and increase trading in new electronic options products.”

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS™ products, for which CME receives significantly lower clearing fees than other CME products.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Clearing and transaction fee revenue from CME products increased 28 percent to $183 million, up from $143 million for second-quarter 2004. Revenue from clearing and transaction processing services rose 32 percent to $19 million and quotation data fees were up 20 percent to $18 million. While net revenues increased 28 percent, expenses increased 13 percent to $103 million, primarily driven by technology spending.

Second-quarter income before income taxes was $136 million, an increase of 41 percent from $96 million for the year-ago period. The company’s operating margin, defined as income before income taxes expressed as a percentage of net revenues, was 57 percent, compared with 51 percent for the same period last year.

Capital expenditures, including capitalized software development costs, were $27 million in second-quarter 2005.

CME’s working capital increased by approximately $70 million during the second quarter, to $809 million at June 30, 2005.

Six-Month Results

For the first six months of 2005, net revenues increased 28 percent to $453 million from $353 million for the first half of 2004. Clearing and transaction fees improved 29 percent to $343 million from $266 million a year ago, benefiting from higher trading volume. Total operating expenses were $199 million for the first half of 2005, versus $180 million for the comparable period of 2004.

Capital expenditures and capitalized software development costs were $43 million for the first six months of 2005.

Income before taxes was $254 million for the first half of 2005, up 46 percent versus the same period a year ago. The operating margin was 56 percent for the first six months of 2005, compared with 49 percent for the year-earlier period.

The company reported record net income of $153 million, or $4.41 per diluted share, for the first six months of this year, compared with $103 million, or $3.02 per diluted share, for the first half of 2004. During the first half of the year, the company paid dividends totaling 92 cents per common share.

CME will hold a conference call to discuss second-quarter results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME’s Web site at www.cme.com. An archived recording will be available for up to two months after the call.

Chicago Mercantile Exchange Holdings Inc. became the first publicly traded U.S. financial exchange on Dec. 6, 2002. The company was added to the Russell 1000® Index on July 1, 2003. It is the parent company of Chicago Mercantile Exchange Inc. (www.cme.com), the largest futures exchange in the United States. As an international marketplace, CME brings together buyers and sellers on its CME Globex electronic trading platform and on its trading floors. CME offers futures and options on futures primarily in interest rates, equities, foreign exchange and commodities. The exchange moved about $1.6 billion per day in settlement payments in the first half of 2005 and managed $43.7 billion in collateral deposits at June 30, 2005, including $4.0 billion in deposits for non-CME products.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Chicago Mercantile Exchange, CME and Globex are registered trademarks of Chicago Mercantile Exchange Inc. E-mini is a trademark of CME. TRAKRS, Total Return Asset Contracts and other trade names, service marks, trademarks and registered trademarks that are not proprietary to Chicago Mercantile Exchange Inc. are the property of their respective owners, and are used herein under license. Further information about CME and its products is available on the CME Web site at www.cme.com.

Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic competitors, including new entrants into our markets; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to successfully implement our competitive initiatives; our ability to efficiently and simultaneously operate both open outcry trading and electronic trade execution facilities; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to realize the benefits of our transaction processing agreement with the Chicago Board of Trade; our ability to maintain existing customers and attract new ones; changes in domestic and foreign regulations; changes in government policy, including interest rate policy and policies relating to common or directed clearing; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to recover market data fees that may be reduced or eliminated by the growth of electronic trading; changes in the level of trading activity; changes in our rate per contract due to shifts in the mix at the products traded, the trading venue and the mix of customers, and whether the customer receives member or non-member fees or participates in one of our various incentive programs; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; the ability of our joint venture, OneChicago, LLC, to obtain market acceptance of its products and achieve sufficient trading volume to operate profitably; economic, political and market conditions; our ability to accommodate increases in trading volume without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; industry and customer consolidation; decreases in trading and clearing activity; and seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q, which is available in the Investor Information section of the CME Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Chicago Mercantile Exchange Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	Jun. 30, 2005	Dec. 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$498,968	$357,562
Collateral from securities lending	1,806,434	1,582,985
Short-term investments of interest earning facilities	93,603	87,521
Marketable securities	262,792	302,429
Accounts receivable	96,875	78,825
Other current assets	22,239	18,959
Cash performance bonds and security deposits	445,334	269,919

Total current assets	3,226,245	2,698,200
Property, net of accumulated depreciation and amortization	143,247	131,361
Other assets	28,063	27,905

TOTAL ASSETS	$3,397,555	$2,857,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$26,493	$23,045
Payable under securities lending agreements	1,806,434	1,582,985
Payable to participants in interest earning facilities	93,603	87,521
Other current liabilities	45,508	62,153
Cash performance bonds and security deposits	445,334	269,919

Total current liabilities	2,417,372	2,025,623
Other liabilities	19,753	19,246

Total liabilities	2,437,125	2,044,869
Shareholders’ Equity	960,430	812,597

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,397,555	$2,857,466

Balance Sheet Items Excluding Cash Performance Bonds and Security Deposits,

Securities Lending and Interest Earning Facilities1

	Jun. 30, 2005	Dec. 31, 2004
Current assets	$880,874	$754,441
Total assets	1,052,184	917,041
Current liabilities	72,001	85,198
Total liabilities	91,754	104,444

1	Securities lending, cash performance bonds and security deposits, and interest earnings facilities are excluded from this presentation, as these current assets have equal and offsetting current liabilities. This presentation results in a more meaningful indication to investors of the assets owned and related obligations of the company. Clearing firms are subject to performance bond requirements pursuant to the rules of the exchange. The clearing firm can elect to satisfy these requirements in cash, which is reflected on the consolidated balance sheets, or by depositing securities, which are not reflected on the consolidated balance sheets. The balance of cash performance bonds and security deposits that are deposited by clearing firms may change daily as a result of changes in the clearing firms’ open positions and how clearing firms elect to satisfy their performance bond requirements. Securities lending transactions utilize a portion of the securities that clearing firms have deposited to satisfy their proprietary performance bond requirements. Deposits received from clearing firms in the first interest earning facilities are included on the consolidated financial statements of CME Holdings. These interest earning facilities are invested on a short-term basis, are payable to the clearing firm participants on demand and will fluctuate daily.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Chicago Mercantile Exchange Holdings Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in thousands, except share and per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
REVENUES
Clearing and transaction fees	$182,568	$142,874	$343,414	$265,826
Clearing and transaction services	18,779	14,173	35,575	26,651
Quotation data fees	17,783	14,796	35,560	30,286
Access fees	4,754	3,979	9,486	7,969
Communication fees	2,226	2,558	4,592	5,056
Investment income	6,883	2,768	12,359	5,865
Securities lending interest income	13,580	3,943	23,823	7,400
Other	5,613	5,441	11,283	11,026

TOTAL REVENUES	252,186	190,532	476,092	360,079
Securities lending interest expense	(13,065)	(3,531)	(22,781)	(6,706)

NET REVENUES	239,121	187,001	453,311	353,373

EXPENSES
Compensation and benefits	44,967	40,630	88,896	81,210
Occupancy	7,179	6,823	14,049	13,528
Professional fees, outside services and licenses	10,826	8,847	20,338	16,930
Communications and computer and software maintenance	14,334	12,666	27,399	24,915
Depreciation and amortization	16,071	13,116	30,862	25,911
Marketing, advertising and public relations	3,312	2,467	5,550	4,981
Other operating expense	6,228	6,178	11,871	12,212

TOTAL EXPENSES	102,917	90,727	198,965	179,687

Income before income taxes	136,204	96,274	254,346	173,686
Income tax provision	(53,978)	(38,991)	(101,235)	(70,343)

NET INCOME	$82,226	$57,283	$153,111	$103,343

EARNINGS PER SHARE:
Basic	$2.40	$1.72	$4.48	$3.12

Diluted	$2.36	$1.66	$4.41	$3.02

Weighted average number of common shares:
Basic	34,250,471	33,253,756	34,208,318	33,093,055
Diluted	34,771,513	34,448,257	34,744,569	34,247,521

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

	2Q 2004	3Q 2004	4Q 2004	1Q 2005	2Q 2005
Trading Days	63	64	64	61	64

Average Daily Volume (Round Turns, in Thousands)

	2Q 2004	3Q 2004	4Q 2004	1Q 2005	2Q 2005
Interest rates	1,889	1,854	1,654	2,235	2,577
Equity E-mini	1,075	1,025	1,026	1,237	1,301
Equity standard-size	112	111	119	129	124
Foreign exchange	176	193	252	294	332
Commodities	41	40	42	51	46

Subtotal	3,293	3,223	3,093	3,946	4,380
TRAKRS	67	32	73	30	21

Total	3,360	3,255	3,166	3,976	4,401

Open outcry	1,534	1,191	965	1,276	1,210
Electronic (including TRAKRS)	1,787	2,013	2,155	2,648	3,144
Privately negotiated	39	51	46	52	47

Total	3,360	3,255	3,166	3,976	4,401

Transaction Fees (in Thousands)

	2Q 2004	3Q 2004	4Q 2004	1Q 2005	2Q 2005
Interest rates	$64,815	$69,750	$56,556	$71,003	$83,429
Equity E-mini	47,456	45,930	44,586	50,048	57,185
Equity standard-size	8,826	9,090	10,071	10,319	10,552
Foreign exchange	19,297	20,721	25,404	26,621	28,796
Commodities	2,399	2,401	2,510	2,832	2,589

Subtotal	142,793	147,892	139,127	160,823	182,551
TRAKRS	81	45	64	23	17

Total	$142,874	$147,937	$139,191	$160,846	$182,568

Open outcry	$50,516	$43,162	$34,665	$36,987	$36,190
Electronic (including TRAKRS)	82,934	92,924	93,407	112,416	135,429
Privately negotiated	9,424	11,851	11,119	11,443	10,949

Total	$142,874	$147,937	$139,191	$160,846	$182,568

Average Rate Per Contract (RPC)

	2Q 2004	3Q 2004	4Q 2004	1Q 2005	2Q 2005
Interest rates	$0.545	$0.588	$0.534	$0.521	$0.506
Equity E-mini	0.700	0.700	0.679	0.663	0.687
Equity standard-size	1.250	1.284	1.317	1.315	1.330
Foreign exchange	1.743	1.676	1.577	1.483	1.357
Commodities	0.938	0.925	0.932	0.904	0.870

Average (excluding TRAKRS)	$0.688	$0.717	$0.703	$0.668	$0.651

TRAKRS	0.019	0.022	0.014	0.012	0.012
Overall average RPC	$0.675	$0.710	$0.687	$0.663	$0.648

Open outcry	$0.523	$0.566	$0.562	$0.475	$0.467
Electronic (including TRAKRS)	0.735	0.721	0.677	0.696	0.673
Electronic (excluding TRAKRS)	0.765	0.732	0.701	0.704	0.678
Privately negotiated	3.777	3.649	3.671	3.611	3.615

Overall average RPC	$0.675	$0.710	$0.687	$0.663	$0.648

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